Exhibit 4.1

consulting agreement

THIS AGREEMENT is entered into on this 30th day of December, 2019 (the “Effective Date”).

BETWEEN:

FOUNTAIN ASSET CORP., a corporation incorporated under the federal laws of Canada, or an entity to be named by Fountain Asset Corp.,

KEVIN REID, an individual, or an entity to be named by Kevin Reid, and

CHER HOLDINGS INC., a corporation incorporated under the laws of the Province of Ontario, an individual

(each, a “Consultant” and collectively, the “Consultants”)

AND:

COOL HOLDINGS, INC., a Maryland corporation (the “Company”)

WHEREAS:

A.The Company wishes to engage the Consultants on a best-efforts basis to provide consulting services to the Company; and

B.In consideration of the services to be provided to the Company by the Consultants, the Consultants shall be paid a consulting fee on the terms and conditions described in this Agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and adequacy of which is hereby confirmed, the parties hereto do covenant and agree each with the other as follows:

1.	Role of Consultant
(1)	The Consultants shall:
(a)	provide strategic planning, financing and other advisory services;
(b)	assist the Company with business planning, business strategy, financing strategy and the implementation of such plans;

(c)	advise and assist the Company in connection with capital restructuring; and
(d)	assist the Company with prospective merger and acquisition targets,

(collectively, the “Services”).

(2)

The Company hereby appoints the Consultants on an exclusive basis, jointly and severally, to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Consultants to exercise such powers as provided under this Agreement.  The Consultants accept such appointment on the terms and conditions hereinafter set forth.  The Consultants shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

(3)	For greater certainty, the Consultants shall not advise the Company as to the investing in or the buying and selling of securities.
(4)

Nothing contained herein shall be deemed to require the Consultants to devote its exclusive time, attention and ability to the business of the Company.  During the term of this Agreement, the Consultants shall, and shall cause each of its agents assigned to performance of the Services on behalf of the Consultants, to:

(a)	at all times perform the Services faithfully, diligently, to the best of each Consultant’s abilities and in the best interests of the Company; and
(b)	refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Consultants as contemplated herein.
(5)	The Consultants are free to engage in any other remunerative contract, calling or occupation.
2.	Consulting Fee

In consideration of the Services to be rendered by the Consultants to the Company, the Company agrees to pay to the Consultants, an aggregate fee of 10,000,000 shares (the “Shares”) of common stock of the Company, $0.001 par value per share (the “Common Stock”), and warrants to purchase up to 10,000,000 shares of Common Stock (the “Warrants”), in the form attached hereto as Exhibit A (collectively, the “Consulting Fee”). Collectively, the Shares, the Warrants and the Shares issuable upon exercise of the Warrants are known as the “Securities”)

3.	Payment of Consulting Fee

The Company shall deliver the Shares and the duly executed Warrants on January 6, 2020, as follows:

(1)	3,333,333 Shares and 3,333,333 Warrants to be issued to or to the direction of Fountain Asset Corp.
(2)	3,333,333 Shares and 3,333,333 Warrants to be issued to or to the direction of Kevin Reid.
(3)	3,333,333 Shares and 3,333,333 Warrants to be issued to or to the direction of CHER Holdings Inc.
4.	Covenants of the Consultants

Each Consultant agrees (on its own behalf and on behalf of any and all related parties, affiliates, owners, members, employees, officers, and directors) that it (and such persons) will comply with all applicable laws (federal, state or otherwise), rules and regulations related to the activities on behalf of the Company contemplated pursuant to this Agreement. If asked, each Consultant agrees that it will not conceal at any time if it will, directly or indirectly, be selling Common Stock while engaging in the Services contemplated by this Agreement. Each Consultant covenants and agrees that it will at all times engage in acts, practices and courses of business that comply with Section 17(a) and (b) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) as well as Section 10(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has adopted policies and procedures adequate to assure all of such Consultant’s personnel, as applicable, are aware of the limitation on their activities, and the disclosure obligations, imposed by such laws and the rules and regulations promulgated thereunder.  Each Consultant is aware that United States federal securities laws restrict trading in the Company’s securities while in possession of material non-public information concerning the Company, as well as the requirements of Regulation FD that prohibit communications of material non-public information, and the requirements thereof in the event of an unintentional or inadvertent non-public disclosure.  Each Consultant agrees to immediately inform the Company in the event that an actual or potential Regulation FD disclosure has occurred and assist counsel in the method by which corrective steps should be taken.  Each Consultant acknowledges that with respect to any Common Stock now or at any time hereafter beneficially owned by such Consultant or any of its affiliates, that it will refrain from trading in the Common Stock while such Consultant or any of its affiliates is in possession of material non-public information concerning the Company, its financial condition, or its business and affairs or prospects.

5.	Term
(1)

The term of this Agreement (the “Term”) shall commence on the Effective Date and shall terminate on February 29, 2020, unless renewed in writing by all parties.  The provisions of Sections 3, 4, 5, 9, 18 and 19 of this Agreement shall survive the termination or expiration of this Agreement.

6.	Independent Contractor
(1)

The Consultants are not employees of the Company for any purpose.  Each Consultant understands and agrees that such Consultant’s relationship to the Company is one of an independent contractor.  As such, each Consultant acknowledges and agrees that it is not an agent of the Company and is not authorized to make any representation, contract, or commitment on behalf of the Company unless specifically requested and authorized in writing to do so by the Company.

(2)

Each Consultant acknowledges and agrees that it shall be responsible for payment to the proper authorities of any and all income taxes, employment insurance premiums, pension/retirement plan contributions and workers’ compensation insurance premiums in respect of the remuneration paid hereunder.

7.	Communications

The Consultants shall not publish or distribute any notices, press releases, newsletters or otherwise advertising or concerning the Company without the Company’s prior written consent.

8.	Expenses.

All reimbursable expenses of the Consultants must be pre-approved by the Company. Reimbursable expenses will be payable by the Company upon receipt of invoices from the Consultants whether or not the Services are completed.

9.	Indemnification and Limitation of Liability
(1)

Each of the Consultants shall have no liability whatsoever for any damages or claims by the Company and any of its agents or associates in connection with this Agreement or the supplemental agreement entered into between the Company and the Consultants effective as of the date hereof, or the transactions contemplated herein or therein. In no event shall the Consultant be responsible or liable for any consequential, punitive, special, aggravated or other indirect damages or losses or any loss of profit.

(2)

The Company hereby agrees to indemnify the Consultants and certain other parties in accordance with Exhibit “B” hereto, which Schedule forms part of this letter agreement and the consideration for which is the entering into of this letter agreement.  Such indemnity (the “Indemnity”) shall be in addition to, and not in substitution for, any liability which the Company or any other party may have to the Consultants or the other parties indemnified thereby apart from such Indemnity.  The Indemnity shall apply to all Services provided in connection with this Agreement and the transactions contemplated by the supplemental agreement entered into between the Company and the Consultants effective as of the date hereof, irrespective of the formal date of this letter Agreement or the supplemental agreement.

10.	Acknowledgement of Other Activities
(1)

The Company acknowledges that the Consultants are engaged in providing services similar to the Services to other companies engaged activities similar to the activities of the Company, some of whom may be in competition with the

Company.  The Company hereby consents to the Consultants’ consulting to such other companies and hereby waives any conflict arising or which may arise out of such consulting activities.  The Company further acknowledges that the Consultants may act in a manner adverse in interest to the Company and consents to such action.

(2)

Each Consultant agrees in the case of a serious conflict which arises as a result of its consulting activities that such Consultant will notify the Company that a serious conflict exists. Unless the Company agrees to the contrary, such Consultant will temporarily prorogue and suspend consulting activities for the Company under this Agreement until the conflict is resolved.  A serious conflict is specifically defined as:

(a)	the Consultant simultaneously advising the Company and any other party on the acquisition of an interest in the same, specific property or company;
(b)	the Consultant simultaneously advising the Company and any other party in the case of a takeover bid by the Company for the other party; and
(c)	the Consultant simultaneously advising the Company and any other party in the case of a takeover bid by the other party for the Company.
11.	Notices
(1)

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if sent by facsimile or e-mail transmission to the party to whom such notice is intended to be given and any notice so delivered or sent shall be deemed to have been duly given on the next succeeding business day following the day on which it was so delivered or sent.

(2)	Until changed by notice in writing as aforesaid, the addresses of the parties are:
Consultants:	Fountain Asset Corp. Attn: Andrew Parks 99 Scollard Street

Toronto, ON M5R 1G4, Canada

Telephone: (416) 488-7760

Email:  aparks@fountainassetcorp.com

and to:

Kevin Reid
135 Milden Hall Road
North York, ON M4N 3H4, Canada

Telephone: (416) 804-7204

Email:  reidkevin10@gmail.com

and to:

CHER Holdings Inc.
Attn: Paul Reid
71 Elmer Avenue
Toronto, ON M4L 3R6, Canada

Telephone: (416) 845-9311

Email:  paul2reid@gmail.com

Company:

Cool Holdings, Inc.
Attn: Reinier Voigt
2001 NW 84th Avenue

Miami, FL 33122

Telephone: (786) 266-1766

Email:  rein.voigt@coolholdings.com

with a copy to:
Dorsey & Whitney LLP

Attn: Richard Raymer

TD Canada Trust Tower

Brookfield Place, 161 Bay Street, Suite 4310

Toronto, Ontario M5J 2S1 Canada

Telephone: (416) 367-7388

Email: raymer.richard@dorsey.com
12.	Securities Law Compliance

In connection with the delivery of the Shares and the Warrants to the Consultants, each Consultant represents warrants and covenants to Company on the date hereof that:

(1)

Such Consultant acknowledges that the Securities are speculative in nature and that such Consultant has such sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment. In connection with the delivery of the Securities, such Consultant has not relied upon the Company for investment, legal or tax advice, or other professional advice, and have in all cases sought or elected not to seek the advice of their own personal investment advisers, legal counsel and tax advisers. Each such Consultant is able, without impairing its financial condition, to bear the economic risk of, and withstand a complete loss of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interests in connection with their investment in the Securities;

(2)

Such Consultant acknowledges that the Company may be required to file this Agreement on EDGAR, with appropriate redactions, and with the OTCQB. By executing this Agreement, Consultant authorizes the collection of any information required by all applicable securities regulators and consents to the disclosure of such information to the public by the filing of this Agreement on EDGAR and with the OTCQB, with appropriate redactions, as applicable;

(3)

Such Consultant acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act, or applicable state securities laws, and the Securities are being offered and sold to such Consultant in reliance upon Rule 506(b) of Regulation D and/or Section 4(a)(2) under the U.S. Securities Act;

(4)

Such Consultant is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act, and is acquiring the Securities for its own account and not on behalf of any other person and not with a view to any resale, distribution or other disposition of the Securities, in violation of United States federal or state securities laws;

(5)

Such Consultant acknowledges that it is not acquiring the Securities as a result of “general solicitation” or “general advertising” (as such terms are used in Regulation D under the U.S. Securities Act), including without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio or television or on the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(6)

Such Consultant acknowledges that the Securities are “restricted securities”, as such term is defined under Rule 144 of the Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, or pursuant to an exemption from the registration requirements of the U.S. Securities Act and will bear an appropriate U.S. restrictive legend pursuant to the U.S. Securities Act; and

(7)

Such Consultant is not required to maintain any licenses or registrations under United States federal or state regulations necessary to perform the services set forth herein, and that it is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of applicable United States federal and/or state securities laws and regulations and it is not required to register as a broker-dealer pursuant to Section 15(b) of the Exchange Act and state securities laws.  Such Consultant further represents that the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over such Consultant and that, to the best of its knowledge, such Consultant and its officers and directors, as applicable, are not the subject of any investigation, claim, decree or judgment involving the United States Securities and Exchange Commission or any violation of federal and/or state securities laws.

13.	Successor and Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Neither the Consultants nor the Company may assign their rights or delegate their obligations under this Agreement without the prior written consent of the other party, provided that any Consultant may assign this Agreement to an affiliate or holding company without the Company’s or the other Consultants’ consent.

14.	Invalid Provisions

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other fact or circumstance and such illegal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

15.	Further Assurances

Each party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that the other party may reasonably require, for the purposes of giving effect to this Agreement.

16.	Time of Essence

Time shall be of the essence of this Agreement in all respects.

17.	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.  There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

18.	Waiver

A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver.  No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party.  The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

19.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts or choice of law thereof. Any controversy between the parties to this Agreement, or out of shall be resolved by arbitration before the American Arbitration Association in New York City.

20.	Confidentiality

(1)Each party shall treat confidentially and not disclose, and shall cause each of its Representatives (as defined below) to treat confidentially and not disclose, other than as expressly contemplated by this Agreement, any Confidential Information (as defined below) of the other party.

(2)Either party may disclose Confidential Information only to those of its Representatives who need to know such Confidential Information for the purpose of implementing the transactions contemplated by this Agreement.  Neither party shall use, nor permit its Representatives to use, Confidential Information for any other purpose nor in any way that is, directly or indirectly, detrimental to the other party.

(3)For purposes of this Section 20, “Confidential Information” means all information, in whatever form communicated or maintained that one party (the “Discloser”) discloses to the other party (the “Recipient”) in connection with the transactions contemplated by this Agreement, including the existence and terms of this Agreement, whether provided before or after the date of this Agreement, and any information provided to the Discloser by third parties under circumstances in which the Discloser has an obligation to protect the confidentiality of such information.  Confidential Information does not include information that (i) is or becomes generally available to the public (other than as a result of a disclosure by the Recipient contrary to the terms hereof), (ii) was in the possession of the Recipient on a non-confidential basis prior to its disclosure by the Discloser, (iii) becomes available to the Recipient on a non-confidential basis from a person other than the Discloser who, to the knowledge of the Recipient, is not bound by a confidentiality agreement with the Discloser or otherwise prohibited from transferring such information to the Recipient, (iv) the Discloser agrees may be disclosed, (v) the Recipient is requested pursuant to, or required by, law, regulation, legal process or regulatory authority to disclose (subject to Section 20(4)) or (vi) the Recipient independently develops.  For purposes of this Section 20, “Representatives” means each director, officer, employee, agent, consultant, advisor and other representative of a party who is involved in the transactions contemplated by this Agreement.

(4)If the Recipient or any of its Representatives receives a request or is legally required to disclose all or any part of the Confidential Information, such party shall (i) immediately notify the Discloser of the request or requirement, (ii) consult with the Discloser on the advisability of taking legally available steps to resist or narrow the request or lawfully avoid the requirement, and (iii) if requested by the Discloser, take all necessary steps to seek a protective order or other appropriate remedy, at the sole cost and expense of the Discloser.  If a protective order or other remedy is not available, or if the Discloser waives compliance with the provisions of this Paragraph 20, (i) the Recipient or its Representatives, as the case may be, may disclose to the person requiring disclosure only that portion of the Confidential Information which such party is advised by written opinion of counsel (procured at the sole expense of the Discloser) is legally required to be disclosed, and (ii) such party shall not be liable for such disclosure unless such disclosure was caused by or resulted from a previous disclosure by such party or its Representatives not permitted by this Agreement.

21.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

22.	Amendments

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by all parties.

[Remainder of the page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the Effective Date.

CONSULTANTS:

FOUNTAIN ASSET CORP.

By:
Name:Andrew Parks
Title:Director

KEVIN REID

____________________________________

CHER HOLDINGS INC.

By:
Name:Paul Reid
Title:Director

COMPANY:

COOL HOLDINGS, INC.

By:
Name:Vernon A. LoForti
Title:SVP & Chief Financial Officer

EXHIBIT A

FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.  “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON THE EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JANUARY 6, 2020, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

COMMON STOCK PURCHASE WARRANT

COOL HOLDINGS, INC.

Warrant Shares: ________________	Issue Date: January 6, 2020

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ____________________________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or the Original Issue Date (as defined below) and on or prior to the close of business on the 12 month anniversary of the Original Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cool Holdings, Inc., a Maryland corporation (the “Company”), up to _______________ shares (the “Warrant Shares”) of common stock, par value $0.001 (the “Common Stock”), of the Company.

Section 1. Definitions. Capitalized terms used herein shall have the meanings given to them herein. As used herein, “Original Issue Date” means January 6, 2020 and “business day” means any day on which the OTCQB is open for trading.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Original Issue Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within three (3) business days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) business days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.05 (the “Exercise Price”).

c) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective Registration Statement covering the issuance of the Warrant Shares to the Holder or (B) otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, in either case, by the date that is three (3) business days after the delivery to the Company of the Notice of Exercise Form (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been properly exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(vi) prior to the issuance of such shares, having been paid.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the transfer agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company including, without limitation, any other securities of the Company or any Company subsidiary consolidated in the Company’s financial statements which would entitle the holder thereof to acquire at any time Common Stock (“Common Stock Equivalents”) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are in non-compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding as established by (A), (B) or (C) above, as applicable. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only be effective with respect to such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or any other warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as provided for under Section 3(a)), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(d) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction

(without regard to any limitation in Section 2(d) on the exercise of this Warrant). For purposes of clarity, no bona fide underwritten offering of the Company’s securities will be deemed to be a Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If during the term in which this Warrant may be exercised by the Holder (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall include reference to the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto and the Warrant number.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then, such action may be taken or such right may be exercised on the next succeeding business day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets Group (or any successors to any of the foregoing). The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of New York.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company or the Holder willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the other party, then such party shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by such party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(i) if to the Company, to:

Cool Holdings, Inc.
2001 NW 84th Avenue
Miami, FL 33122
Attention: Vernon A. LoForti

with a copy to:

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place, 161 Bay Street, Suite 4310

Toronto, Ontario M5J 2S1 Canada

Attention: Richard Raymer

(ii) if to the Holder, at the address of the Holder appearing on the books of the Company.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder and the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant is one of a series of Warrants of like tenor issued by the Company. Any term of this Warrant may be amended or waived upon the written consent of the Company and the holders of Warrants representing at least 66 2/3% of the number of shares of Common Stock then subject to all outstanding August Warrants (the “Required Holders”).

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

COOL HOLDINGS, INC.

By:	Vernon A. LoForti Chief Financial Officer

NOTICE OF EXERCISE

TO: COOL HOLDINGS, INC.

(1) The undersigned hereby elects to purchase __________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. By executing this notice, the undersigned Holder represents that it has complied with the Holder’s Exercise Limitations set forth in Section 2(d) of this Warrant.

(2) Payment shall be in lawful money of the United States.

The undersigned hereby represents and warrants as follows:

(a)the undersigned is acquiring such Warrant Shares for his own account for investment and not for resale or with a view to distribution thereof in violation of the U.S. Securities Act and the regulations promulgated thereunder; and

(b)the undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act and, if an entity, was not organized for the purpose of acquiring the Warrant or the Warrant Shares.  The undersigned’s financial condition is such that he is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of his entire investment.  The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of his investment in the Company.

Please issue a certificate or certificates for the Warrant Shares in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective address set forth below:

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [   ] all of or [                   ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to __________________________

whose address is

.

Dated: ________ __, ____

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit B

INDEMNIFICATION

Cool Holdings, Inc. (the “Indemnitor”) agrees to indemnify and hold harmless each of Fountain Asset Corp., Kevin Reid and CHER Holdings Inc. (collectively, the “Consultants”), each of its subsidiaries and affiliates and each of their respective directors, officers, employees, partners, agents, shareholders, advisors and each partner and each principal of each of the Consultants (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against any and all expenses, losses, claims, actions, costs, damages and liabilities of every nature and kind (including, without limitation, the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity) (collectively, the “Claims”) to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as such Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the attached letter agreement and the supplemental agreement entered into between the Indemnitor and the Consultants as at the same date, the engagement of the Consultants thereunder, the performance of services rendered by the Consultants thereunder or otherwise in connection with the matters referred to therein.

Notwithstanding the foregoing, the Indemnitor shall not be obligated to indemnify an Indemnified Party in respect of a Claim to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such Claim was primarily caused by the gross negligence or willful misconduct of such Indemnified Party.

If for any reason (other than a determination as to any of the events referred to in the second paragraph of this indemnity) the foregoing indemnification is unavailable to any of the Consultants or any other Indemnified Party or is insufficient to hold the Consultants or any other Indemnified Party harmless, the Indemnitor shall contribute to the amount paid or payable by the Consultants or any other Indemnified Party as a result of such Claims in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Consultants or any other Indemnified Party on the other hand but also the relative fault of the Indemnitor, the Consultants or any other Indemnified Party as well as any relevant equitable considerations.

The Indemnitor agrees that in case any action, suit, proceeding, claim or investigation shall be brought against the Indemnitor and/or any Indemnified Party and any Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with or by reason of the attached letter agreement, the engagement of the Consultants thereunder, the performance of professional services by the Consultants thereunder or otherwise in connection with the matters referred to therein, such Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs and out-of-pocket expenses incurred by such Indemnified Party and its personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receiving notice of an action, suit, proceeding or claim against any of the Consultants or any other Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, an Indemnified Party will notify the Indemnitor in writing of the particulars thereof.  The omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to any Indemnified Party except only to the extent that any delay in or failure to give notice as herein required materially prejudices the defense of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Indemnitor would otherwise have under this indemnity had an Indemnified Party not so delayed in or failed to give the notice required hereunder.

The Indemnitor shall have 30 days after receipt of the notice, at its own expense, to participate in and, to the extent it may wish to do so, assume the defense thereof, provided such defense is conducted by experienced and competent counsel.  If such defense is assumed by the Indemnitor, the Indemnitor throughout the course thereof will provide

B-1

copies of all relevant documentation to the Consultants, will keep the Consultants advised of the progress thereof and will discuss with the Consultants all significant actions proposed.

Notwithstanding the foregoing paragraph, any Indemnified Party shall have the right, at the Indemnitor’s expense, to employ counsel of such Indemnified Party’s choice, in respect of the defense of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Indemnitor; or (ii) the Indemnitor has not assumed the defense and employed counsel therefor within 30 days after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Indemnitor or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate because there may be legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor or that there is a conflict of interest between the Indemnitor and the Indemnified Party or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in any of which events the Indemnitor shall not have the right to assume or direct the defense on the Indemnified Party’s behalf).

No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld.  No admission of liability shall be made and the Indemnitor shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent, such consent not to be unreasonably withheld.

The Indemnitor hereby constitutes CHER Holdings Inc. as trustee for the other Indemnified Parties of the Indemnitor’s covenants under this indemnity with respect to such persons and CHER Holdings Inc. agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

This indemnity and contribution obligations of the Indemnitor hereunder shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, Origin Merchant and any other Indemnified Party.  The foregoing provisions shall survive the completion of professional services rendered under the attached letter agreement or any termination of the authorization given by the attached letter agreement.

B-2